Exhibit 99

Isolagen Modifies Ongoing Clinical Program for Acne Scars

-FDA Recommends Further Analysis of Evaluator Assessment Scale and Photo Guide; Company Proposes Amending Previously Announced

Phase III Study as a Phase II/III Study-

-No Impact on Ongoing Pivotal Phase III Clinical Program in Wrinkles-

EXTON, PA — November 27, 2007 - Isolagen™, Inc. (AMEX:ILE) announced today the Food and Drug Administration (FDA) has provided follow-up on the Phase III program investigating the Isolagen Therapy™ for the treatment of moderate to severe acne scars.  The FDA reiterated that there are no safety issues that would prevent the initiation of the proposed studies.  However, the FDA asked the Company to further clarify certain protocol issues and raised questions related to the acne scar Evaluator Assessment Scale and Photo Guide.  The FDA recommended that in order to address these issues, the Company should conduct a Phase II study; therefore, the Company will propose modifying the ongoing Phase III Study IT-A-008 as a Phase II/III study (as discussed further below).  The FDA requests are specific to the acne scar clinical program and do not impact the Company’s ongoing, pivotal Phase III clinical program evaluating the Isolagen Therapy for the treatment of nasolabial folds, or wrinkles.

Isolagen’s two randomized, double-blind, placebo-controlled acne scar clinical trials (IT-A-008 and IT-A-009) of approximately 120 patients each were designed and powered as Phase III studies.  Based on this additional information from the FDA, Isolagen will propose to modify the initiated study IT-A-008 to be a Phase II/III study.  This study, which is designed to demonstrate efficacy, will be amended to allow for a closer assessment of the Evaluator Assessment Scale and Photo Guide.  Based on the study’s findings, the Company will propose to continue with the acne scar pivotal clinical program during 2008.  Isolagen believes that the two trials may have the potential to form the basis of a Phase III trial submission to the FDA.

“We appreciate the FDA’s attention and guidance and are moving forward to modify our acne scar clinical program,” said Nicholas L. Teti, Jr., Chairman and Chief Executive Officer of Isolagen.  “Little scientific research has been done previously to establish clinical efficacy measurements in the area of acne scarring.  We feel it is important to advance our technology in a new therapeutic category for this unmet need, and we will continue to collaborate with the FDA to move our program forward.”

About Isolagen, Inc.

Isolagen™, Inc. (AMEX: ILE) is an aesthetic and therapeutic company committed to developing and commercializing scientific advances and innovative technologies.  The company’s technology platform consists of the Isolagen Therapy.  The Isolagen Therapy is a cellular processing system which creates a natural therapy of living cells by multiplying a patient’s own collagen-producing cells or fibroblasts into tens of millions of new cells, creating a treatment which is then returned to the patient’s skin.  Clinical studies are currently underway investigating the Isolagen Therapy in aesthetic and therapeutic applications.  Isolagen also commercializes a scientifically-advanced line of skincare systems through its majority-owned subsidiary, Agera® Laboratories, Inc. For additional information, please visit www.isolagen.com.

Isolagen Forward Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, without limitation, the FDA’s acceptance of our proposed study amendments, and whether our two clinical trials will have the potential to form the basis of a Phase III trial submission to the FDA.  While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change.  These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements.  Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as updated in “Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q.  We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise.  Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results.  We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements.  Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as other public filings with the SEC since such date.

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